Exhibit 99(a)

ROBBINS GELLER RUDMAN

    & DOWD LLP

SHAWN A. WILLIAMS (213113)

AELISH M. BAIG (201279)

EKATERINI M. POLYCHRONOPOULOS (284838)

Post Montgomery Center

One Montgomery Street, Suite 1800

San Francisco, CA 94104

Telephone: 415/288-4545

415/288-4534 (fax)

shawnw@rgrdlaw.com

aelishb@rgrdlaw.com

katerinap@rgrdlaw.com

– and –

TRAVIS E. DOWNS III (148274)

ELLEN GUSIKOFF STEWART (144892)

RACHEL L. JENSEN (211456)

CHRISTOPHER D. STEWART (270448)

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: 619/231-1058

619/231-7423 (fax)

travisd@rgrdlaw.com

elleng@rgrdlaw.com

rachelj@rgrdlaw.com

cstewart@rgrdlaw.com

BARRETT JOHNSTON, LLC

GEORGE E. BARRETT

DOUGLAS S. JOHNSTON, JR.

TIMOTHY L. MILES

217 Second Avenue, North

Nashville, TN 37201-1601

Telephone: 615/244-2202

615/252-3798 (fax)

gbarrett@barrettjohnston.com

djohnston@barrettjohnston.com

tmiles@barrettjohnston.com

Co-Lead Counsel for Plaintiff

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

CITY OF WESTLAND POLICE AND FIRE

RETIREMENT SYSTEM, Derivatively on

Behalf of WELLS FARGO & COMPANY,

Plaintiff,

vs.

JOHN G. STUMPF, et al.,

Defendants,

– and –

WELLS FARGO & COMPANY, a Delaware corporation,

Nominal Defendant

) ) ) ) ) ) ) ) ) ) ) ) ) ) )	No. 3:11-cv-02369-SI (Consolidated) STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated April 21, 2014 (“Stipulation” or “Settlement”), is made and entered into by and among the following Settling Parties (as defined further in ¶1.19), and by and through their respective counsel: (i) Lead Plaintiff City of Westland Police and Fire Retirement I System (“City of Westland” or “Federal Plaintiff’) (on behalf of itself and derivatively on behalf of Wells Fargo & Company) (“Wells Fargo” or the “Company”); (ii) state plaintiff Samuel Montini (on behalf of himself and derivatively on behalf of Wells Fargo) (“State Plaintiff’); (iii) Defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, Susan G. Swenson, and Richard M. Kovacevich; and (iv) Nominal Defendant Wells Fargo (together, the “Settling Parties”). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in ¶1.16) upon Court approval and subject to the terms and conditions hereof.

I.	INTRODUCTION

A.	Commencement of the Federal Action

The Federal Action arises from Wells Fargo’s processing and filing of affidavits and loan ownership documents in home foreclosure proceedings in courts around the country. As a result of the alleged so-called “robo-signing” at Wells Fargo, the Federal Plaintiff alleges that the Federal Individual Defendants breached their fiduciary duty of loyalty owed to Wells Fargo and its stockholders.

The first shareholder derivative action addressing so-called “robo-signing” was filed on May 13, 2011, in the United States District Court for the Northern District of California (“Court”). Shortly thereafter, five additional actions were filed in this Court containing substantially similar allegations.

On August 3, 2011, after briefing and oral argument, the Court issued an order consolidating the federal derivative actions (“Federal Action”) and appointing the City of Westland as Lead Plaintiff. After the Court’s ruling on consolidation, several of the plaintiffs in the related actions not selected as lead plaintiffs voluntarily dismissed their actions.

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B.	The Motion to Dismiss the Federal Consolidated Complaint

On September 12, 2011, the Federal Plaintiff filed a Consolidated Shareholder Derivative Complaint (“Consolidated Complaint”). In the Consolidated Complaint, the Federal Plaintiff asserted claims on behalf of Wells Fargo against defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, and Susan G. Swenson (the “Federal Individual Defendants”) for breach of fiduciary duty, abuse of control, corporate waste, and gross mismanagement.

On October 5, 2011, the Federal Individual Defendants filed a Motion to Dismiss the Consolidated Complaint. In their dismissal motion, the Federal Individual Defendants argued, among other things, that the Consolidated Complaint failed to adequately plead that a pre-suit demand upon the Board of Directors of Wells Fargo (“Wells Fargo Board”) was futile. The Federal Individual Defendants further argued that the Consolidated Complaint failed to state any actionable claim for relief.

On November 18, 2011, the Federal Plaintiff filed an Opposition to the Motion to Dismiss the Consolidated Complaint. In the Opposition, the Federal Plaintiff argued, among other things, that particularized facts set forth in the Consolidated Complaint excused a pre-suit demand upon the Wells Fargo Board. The Federal Plaintiff also argued that the facts alleged stated claims for relief against each of the Federal Individual Defendants.

On February 9, 2012, the Court, after hearing oral argument, issued an Order Granting In Part and Denying In Part the Motion to Dismiss the Consolidated Complaint. The Court denied the Federal Individual Defendants’ Motion to Dismiss as to the first claim for relief for fiduciary duty of loyalty; granted the Motion to Dismiss as to the fourth claim for relief for corporate waste with leave to amend; and granted the Motion to Dismiss as to the second and third claims for relief for abuse of control and gross mismanagement without leave to amend.

On February 24, 2012, the Federal Plaintiff filed an Amended Shareholder Derivative Complaint (“Amended Complaint”). In the Amended Complaint, the Federal Plaintiff removed the

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claims for relief for abuse of control and gross mismanagement and did not attempt to re-plead the claim for relief for corporate waste. As a result, the sole remaining claim for relief in the Federal Action is for breach of fiduciary duty of loyalty against each of the Federal Individual Defendants. The Federal Individual Defendants answered the Amended Complaint on April 16, 2012, denying that they breached their fiduciary duty and asserting a number of affirmative defenses.

C.	The Federal Individual Defendants’ Motion to Bifurcate

On April 13, 2012, the Federal Individual Defendants filed a Motion to Bifurcate Discovery. In the bifurcation motion, the Federal Individual Defendants argued, among other things, that discovery should proceed in two phases. The first phase of discovery, according to the Federal Individual Defendants, should be directed to the issue of demand futility. Then, after discovery has closed in the first phase, the Federal Individual Defendants could bring a motion for summary judgment on the demand futility issues. If the Court found a triable issue of fact on demand futility, the second phase of discovery on all issues in the Amended Complaint would then proceed.

On April 27, 2012, the Federal Plaintiff filed an Opposition to the Motion to Bifurcate. In the Opposition, the Federal Plaintiff argued, among other things, that the Federal Individual Defendants lacked standing to re-litigate the issue of demand futility. In the current posture of the case, the Federal Plaintiff further argued, only a properly constituted Special Litigation Committee possessed the right to attempt to regain control of the derivative claims. The Federal Plaintiff also argued that bifurcating discovery into two phases would cause confusion and delay, and waste scarce judicial resources.

On May 17, 2012, after considering the briefing, the Court issued an Order Denying the Motion to Bifurcate Discovery, but finding that the Federal Individual Defendants could bring a motion for summary judgment on demand futility.

D.	Discovery and Pre-Trial Proceedings

After the Court’s ruling on the Motion to Dismiss, the parties to the Federal Action pursued discovery related to the claim in the Amended Complaint. On March 21, 2012 and April 4, 2012, respectively, the Federal Plaintiff served Requests for Documents and Interrogatories on the Federal Individual Defendants and Wells Fargo. After analyzing the Federal Individual Defendants’ and

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Well Fargo’s responses and document productions, on November 8, 2012, the Federal Plaintiff served additional Requests for Documents on Wells Fargo, and on November 9, 2012, served Requests for Admissions on the Federal Individual Defendants. On March 29, 2012, the Federal Plaintiff also Noticed the Deposition of Wells Fargo pursuant to Fed. R. Civ. P. 30(b)(6), which took place on September 25, 2012 and September 27, 2012.

On April 20, 2012, the Federal Individual Defendants and Wells Fargo responded to the Federal Plaintiff’s Requests for Documents, objecting on grounds that, among other things, the requests for documents were overly broad, unduly burdensome and irrelevant. On May 4, 2012, the Federal Individual Defendants and Wells Fargo responded to the Federal Plaintiff’s Interrogatories, objecting on the grounds that, among other things, the Interogatories were overly broad, unduly burdensome and premature.

On January 6, 2014, Wells Fargo responded to the Federal Plaintiff’s Second Request for Documents, objecting on the grounds that, among other things, the requests for documents were overly broad, unduly burdensome and beyond the scope of permissible discovery. On January 6, 2014, the Federal Individual Defendants served objections to the Federal Plaintiff’s Requests for Admissions, objecting on the grounds that, among other things, the requests for admissions were overly broad, unduly burdensome and premature.

On June 28, 2012, the Federal Individual Defendants served Requests for Documents and Interrogatories on the Federal Plaintiff, to which the Federal Plaintiff responded on July 30, 2012.

Upon the receipt of discovery responses, the Federal Plaintiff, the Federal Individual Defendants and/or Wells Fargo met and conferred extensively regarding objections to the requested discovery. The meet and confer process resolved many of the parties’ discovery disputes. As a result, Wells Fargo and the Federal Individual Defendants produced approximately 34,194 pages of documents. As to the remaining discovery disputes, between July 2, 2012 and December 11, 2012, the Federal Plaintiff, the Federal Individual Defendants and/or Wells Fargo filed several “Discovery Letters” with the Court seeking judicial intervention to resolve disputes regarding, among other things, the scope of discovery and the timeliness of production.

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E.	The State Action

On September 21, 2011, the State Plaintiff commenced the State Action by filing a derivative complaint in the Superior Court of California for the County of San Francisco (“State Complaint”)1. In the State Complaint, the State Plaintiff alleged that defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, Susan G. Swenson, and Richard M. Kovacevich (together, the “State Individual Defendants”) caused and/or permitted Wells Fargo to execute home foreclosure affidavits without verifying the truth of the information contained within those documents.

On November 15, 2011, the State Individual Defendants and Wells Fargo filed a Demurrer to the State Complaint. In the Demurrer, the State Individual Defendants and Wells Fargo argued, among other things, that the State Plaintiff had not properly pled demand futility with particularity as required by Delaware law. On February 16, 2012, the State Plaintiff filed an Opposition to the Demurrer. In the Opposition, the State Plaintiff argued that the State Complaint stated actionable claims. After oral argument, on May 11, 2012, the State Court issued an order sustaining the Demurrer as to all causes of action in the State Complaint with leave to amend.

On July 13, 2012, the State Plaintiff filed a First Amended Complaint (“Amended State Complaint”). On August 8, 2012, the State Individual Defendants and Wells Fargo filed a Demurrer to the Amended State Complaint, which the State Plaintiff opposed on September 7, 2012. After oral argument, on January 18, 2013, the State Court issued an Order sustaining the Demurrer with leave to amend as to the cause of action for breach of fiduciary duty and with prejudice as to the remaining causes of action.

On January 9, 2014, State Plaintiff filed the Second Amended State Complaint. In light of the agreement-in-principle to resolve the Actions, the parties to the State Action agreed to stay that action.

1        The action was captioned Montini v. Stumpf, et al., Case No. CGC-I1-514467, filed in the Superior Court of California, County of San Francisco.

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F.	Settlement Negotiations

On December 21, 2012, after preliminary discussions between the parties to the Federal Action regarding possible resolution of the claims, the Settling Parties agreed to pursue formal mediation.

Towards that end, between December 2012 and January 2014, representatives for all of the parties to the Actions engaged in a formal mediation process before the Honorable Layn R. Phillips, United States District Judge (Ret.). On March 4, 2013 and March 25, 2013, the Settling Parties attended full day mediation sessions presided over by Judge Phillips.

Additional mediation discussions between the Settling Parties took place between and after the in-person mediation sessions. However, these settlement negotiations failed to produce a resolution of the Actions. Ultimately, in early January 2014, Judge Phillips issued a Mediator’s Proposal to resolve the derivative claims. Thereafter, on January 16, 2014, the Settling Parties each separately agreed to the Mediator’s Proposal and reached agreement on the material terms of the Settlement.

G.	Board of Directors’ Approval of the Settlement Upon Recommendation of Independent Non-Defendant Outside Directors

On January 28, 2014, the Independent Non-Defendant Outside Directors of the Wells Fargo Board, in exercising their business judgment, unanimously approved the Settlement and each of its terms, as set forth in the Stipulation, as in the best interest of Wells Fargo and its stockholders.

II.	CLAIMS OF PLAINTIFFS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial and additional appeals. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in

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the Actions. Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Wells Fargo and its stockholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each and every one of the claims and contentions alleged by the Plaintiffs in the Actions. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon or related to any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Actions, and contend that many of the factual allegations in the Actions are untrue and materially inaccurate. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to Wells Fargo or its stockholders, or that Plaintiffs, Wells Fargo or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Settling Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Wells Fargo and its stockholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, the Settling Defendants have determined that it is desirable and beneficial that the Actions, and all of the Settling Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Federal Plaintiff (for itself and derivatively on behalf of Wells Fargo), by and through its respective attorneys of record, the State Plaintiff (on behalf of himself and derivatively on behalf of Wells

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Fargo), by and through his attorneys of record, the Settling Defendants, by and through their respective attorneys of record, Wells Fargo, by and through its Independent Non-Defendant Outside Directors, that in exchange for the consideration set forth below, the Actions and Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions

As used in this Stipulation the following terms have the meanings specified below:

1.1        “Actions” means, collectively, the Federal Action and the State Action.

1.2        “Court” means the United States District Court for the Northern District of California.

1.3        “District Court Approval Order” means the Order Approving Derivative Settlement and Order of Dismissal with Prejudice, substantially in the form attached as Exhibit B hereto.

1.4        “Effective Date” means the first date by which all of the events and conditions specified in ¶6.1 of this Stipulation have been met and have occurred.

1.5        “Federal Action” means the consolidated proceeding entitled City of Westland Police and Fire Retirement System v. Stumpf, et al., No. 3:11-cv-02369-SI, pending in the United States District Court for the Northern District of California, including each of its constituent actions.

1.6        “Federal Individual Defendants” means John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, and Susan G. Swenson.

1.7        “Federal Plaintiff’ means the City of Westland Police and Fire Retirement System.

1.8        “Final” means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Federal Action; or (2) an appeal has been filed and the court(s) of appeal has/have either affirmed the Judgment or

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dismissed that appeal and the time for any reconsideration or further appellate review has passed and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal.

1.9         “Independent Non-Defendant Outside Directors” means the Wells Fargo Directors Elaine L. Chao, Federico F. Pena, and James H. Quigley who were not named as defendants in the Actions.

1.10      “Judgment” means the judgment to be rendered by the Court in the Federal Action upon its final approval of the Settlement, substantially in the form attached as Exhibit C hereto.

1.11      “Lead Settlement Counsel” means Robbins Geller Rudman & Dowd LLP.

1.12      “Person” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13      “Plaintiffs” means collectively the Federal Plaintiff and the State Plaintiff.

1.14      “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with any of the Actions.

1.15      “Related Parties” means (i) as to Wells Fargo, Wells Fargo’s past or present directors, officers, managers, employees, partners, agents, attorneys, accountants, auditors, banks, insurers, co-insurers, re-insurers, consultants, experts, successors, subsidiaries, divisions, joint ventures, assigns, general or limited partners or partnerships, limited liability companies, any entity in which Wells Fargo has a controlling interest, and all officers, directors and employees of Wells Fargo’s current and former subsidiaries, and (ii) as to the Settling Defendants, (1) each spouse, immediate family member, heir, executor, estate, administrator, agent, attorney, accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate

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family member thereof, holds a controlling interest or for which a Settling Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.16      “Released Claims” means all claims, demands, rights, liabilities and claims for relief of every nature and description whatsoever, known or unknown (as set forth in ¶1.23), that have been, or could have been, asserted in the Actions by Plaintiffs, Wells Fargo, or any Wells Fargo stockholder derivatively on behalf of Wells Fargo against the Settling Defendants, based on the Settling Defendants’ acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act related to Wells Fargo’s alleged mass processing and filing of false affidavits and loan ownership documents in home foreclosure and bankruptcy proceedings, its mortgage servicing practices for delinquent loans facing potential foreclosure proceedings, and the March 2011 Proxy Statement through and including the date of execution of this Stipulation.

1.17      “Released Persons” means the Settling Defendants, Wells Fargo and their respective Related Parties.

1.18      “Settling Defendants” means, collectively, the Federal Individual Defendants and the State Individual Defendants.

1.19      “Settling Parties” means, collectively, each of the Plaintiffs, the Settling Defendants and Wells Fargo.

1.20      “State Action” means the action entitled Montini v. Stumpf, et al., Case No. CGC-11-514467, pending in the Superior Court of the State of California, County of San Francisco.

1.21      “State Individual Defendants” means mean John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Stephen W. Sanger, Susan G. Swenson, and Richard M. Kovacevich.

1.22      “State Plaintiff’ means Samuel Montini.

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1.23      “Unknown Claims” means any Released Claims which Plaintiffs, Wells Fargo or a Wells Fargo stockholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with, and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Wells Fargo and Wells Fargo stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Further, with respect to any and all claims released pursuant to ¶4.1 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Persons also shall expressly waive, and by operation of the Judgment shall have expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. Plaintiffs, Wells Fargo and each Wells Fargo stockholder may hereafter discover facts in addition or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Wells Fargo stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

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1.24      “Wells Fargo” means Wells Fargo & Company, including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

2.	Consideration

2.1        In connection with the prosecution and settlement of the Actions, Settling Defendants acknowledge and agree that the Actions filed by the Plaintiffs precipitated and were a material factor in the adoption and funding for the reforms set forth in ¶¶2.2-2.19 below.

2.2        Down Payment Assistance: Wells Fargo Bank shall seek to enhance its reputation among communities hard hit by foreclosures and declines in real estate values by funding down payment assistance to homebuyers in those certain communities. Wells Fargo anticipates entering into an agreement for the administration of this project with NeighborWorks America, a national nonprofit organization which has experience in providing financial support, technical assistance and training for community-based revitalization or with an equivalent agency mutually acceptable to the parties. The Wells Fargo program – to be called “Community Lift” – or a similarly descriptive term – shall provide individual grants to assist with down payments to eligible buyers, including first time homebuyers or persons who are not currently homeowners, who earn 120% or less than the area median income. The grants shall be available only for owner-occupied homes and will be made in the form of a forgivable 5-year loan from the non-profit to the homebuyer requiring only that the recipient continue to occupy the premises. There shall be no requirement that any loan on the property purchased by a grantee be made through Wells Fargo.

2.3        The program shall be launched through community events publicized by purchased media (print and radio), Wells Fargo’s website, bank store promotions, media conferences, coordination with local government, and other forms of local outreach. The launch event shall allow for pre-approval for down payment assistance on site and sign-ups for home buying and down payment assistance education, and presentations of affordable homes.

2.4        Wells Fargo shall commit no less than $36.5 million to the program, including $7,500,000 within the Stockton/Modesto/Fresno Metropolitan Statistical Area (“MSA”); $4,750,000 in the Bakersfield, California MSA; $5,250,000 in the Detroit, Michigan MSA; $4,750,000 in the Albuquerque, New Mexico MSA; $4,750,000 in Virginia Beach, Virginia MSA; $4,750,000 in the

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St. Louis, Missouri MSA; and $4,750,000 in the New Haven, Connecticut MSA with $650,000 in each market allocated to the costs and expenses for launching the program in that market and the remainder granted to the local NeighborWorks affiliate, which will use a portion of the funds from Wells Fargo to administer the program and the remainder for grants to homebuyers. The individual grant size is expected to be $15,000, with final grant amounts based on Wells Fargo’s then-current assessment of the most effective level of assistance.

2.5        Wells Fargo shall launch the program in each market by December 31, 2015, and expects that the down payment assistance funds will be fully utilized by grants to homebuyers within two years of the launch in each market.

2.6        Credit Counseling Services: Wells Fargo shall commit no less than $6 million to provide counseling to Wells Fargo customers experiencing mortgage payment challenges, none of which will include Wells Fargo’s costs of administration of the program. The counseling will be provided across the country through a network of local, HUD-certified, non-profit housing counselors who will, at no customer cost, help customers with credit-related needs, including creating a budget, managing debt, understanding housing opportunities and options to prevent and recover from foreclosure, and finding ways to maintain financial health. The program’s availability shall be marketed to customers who are delinquent in their debt by direct mail from Wells Fargo, by Home Preservation Workshops set up by the non-profits and/or Wells Fargo, and directly by the non-profit organizations through their own marketing efforts.

2.7        Home Loan Mortgage Servicing Platform Integration: Wells Fargo’s residential mortgage servicing systems of records are used to enable Wells Fargo to perform its obligations as servicer of residential mortgages, including default and foreclosure services and interfacing with borrowers and investors who own the mortgages being serviced. These systems are critical to the proper execution of the Company’s foreclosure procedures. Wells Fargo shall consolidate and integrate its residential mortgage servicing systems of record into a unified Wells Fargo Home Mortgage servicing platform in order to enhance the functionality of these systems. This platform integration will unify the residential mortgage loan servicing portfolios of Wells Fargo Financial, Wells Fargo Home Mortgage and the legacy Wachovia/Golden West residential mortgage platform.

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2.8        The consolidation and integration of these residential mortgage servicing systems of record into a unified Wells Fargo Home Mortgage servicing platform will substantially benefit the Company by enhancing Wells Fargo’s ability to provide services to borrowers, by eliminating the risk of inconsistent operating processes and by enhancing compliance with applicable rules and regulations.

2.9        Wells Fargo believes that the value of the unification of the servicing platforms will significantly exceed the costs of the integration. It estimates, based upon analytical and technical review performed with input from outside consultants, that the cost of this platform integration will exceed $24.5 million. Although its schedule of completion could be negatively impacted by external factors beyond its control, such as regulatory requirements or changes in applicable laws and regulations, Wells Fargo expects to have its integrated servicing platform in place by approximately June, 2015 with two of the three loan portfolios; the third portfolio is expected to transfer to the new platform by approximately December, 2015. Should the schedule require alteration as a result of any such external and/or unanticipated factors, counsel for Wells Fargo will promptly notify Judge Ware (see ¶¶2.10-2.11, infra) and counsel for Plaintiffs.

2.10      Monitoring and Dispute Resolution: Beginning six (6) months after final approval of the Settlement by the Court, Wells Fargo shall submit semi-annual written progress reports describing the distribution and effectiveness of the funds available under the down payment assistance and credit counseling programs described in ¶¶2.2-2.6 above, including the number of grants made, customers counseled, homes purchased, and amounts expended by Wells Fargo. On the same timetable, Wells Fargo shall submit a progress report pertaining to the status of the mortgage platform integration described in ¶¶2.7-2.9 above. The progress reports shall be delivered to the Plaintiffs’ designated representative and to the Honorable James Ware, United States District Judge (Ret.), who shall review the reports and, at his discretion, address questions to counsel or the parties or seek additional materials, in order to determine if Wells Fargo’s obligations hereunder are being met in a timely fashion.

2.11      Should any disputes arise between Plaintiffs and Wells Fargo regarding compliance with the terms of the Settlement, including the distribution, effectiveness and/or timeliness of the

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down payment assistance, credit counseling and/or mortgage platform integration based on the information provided by Wells Fargo in the above-referenced reports, Plaintiffs and Wells Fargo shall first submit such dispute(s) to Judge Ware for resolution by mediation. Should mediation fail to resolve the dispute(s), either of the parties may seek relief from the Court, which will retain jurisdiction over this matter solely for this purpose. The fees and costs of Judge Ware’s monitoring and dispute resolution services will be split equally between Plaintiffs and Wells Fargo.

2.12      Stockholder Proposals: The following policy to evaluate stockholder proposals shall be adopted by the Wells Fargo Board at the next regularly scheduled meeting of the Wells Fargo Board following final approval of the Settlement by the Court, provided that such meeting is not earlier than 30 days after approval by the Court; such policy shall remain in place for a period of at least four (4) years.

2.13      No later than the last day of the month in which stockholder proposals are due, the Company shall distribute to the entire Wells Fargo Board all proposals received by the Company. After the distribution to the Wells Fargo Board, and before the making of any recommendation to the Wells Fargo Board or any of its members concerning a response, approval or disapproval, Wells Fargo’s law department and senior management shall discuss with the Lead Director and Chair of any Wells Fargo Board committee responsible for oversight of the subject matter of the proposal, if applicable, the financial, legal, practical and social implications of approval and implementation of the proposal.

2.14      Where a stockholder proposal has been made by any stockholder holding at least 0.5% of the Company’s outstanding shares as of the Company’s last-filed Form 10-Q or 10-K, the Company shall timely contact the proponent of the proposal to arrange a teleconference or an in person meeting to discuss the proposal and its financial, legal, social and practical implications. If the proponent agrees to a meeting or teleconference, the Lead Director and/or Chair of any Wells Fargo Board committee responsible for the oversight of the subject matter of the proposal shall attend.

2.15      Wells Fargo’s law department and senior management, with the authorization of the Lead Director or the Chair of any Wells Fargo Board committee responsible for oversight of the

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subject matter of the proposal may prepare a response to the shareholder proposal and/or submit a no-action request to the Securities and Exchange Commission (“SEC”) pursuant to Securities Exchange Act of 1934 §14a, and SEC Rule 14a-8, promulgated thereunder.

2.16      Before the filing of a proxy statement, which makes a recommendation concerning any stockholder proposal, a draft of the recommendation shall be reviewed and approved by the Wells Fargo Board.

2.17      The Wells Fargo Board is authorized at its discretion to engage outside counsel or other advisors to assist in their review of any shareholder proposal at the expense of the Company.

2.18      Stock Pledges: The following policy establishing a ban on stock pledges shall be adopted by the Wells Fargo Board at the next regularly scheduled meeting of the Wells Fargo Board following final approval of the Settlement by the Court, provided that such meeting is not earlier than 30 days after approval by the Court; such policy shall remain in place for a period of at least four (4) years.

2.19      No member of the Wells Fargo Board may pledge their equity securities of the Company in connection with a margin or similar loan transaction.

2.20      Wells Fargo, by and through the Independent Non-Defendant Outside Directors, acknowledges and agrees that corporate governance enhancements in ¶¶2.2-2.19 above confer a substantial benefit to Wells Fargo and its stockholders as part of the settlement of the Federal Action and the State Action.

3.	Settlement Procedures

3.1        After execution of this Stipulation, the Federal Plaintiff shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting, among other things, the preliminary approval of the Settlement set forth in the Stipulation, and approval for the filing and publication of the Settlement Notice, substantially in the forms attached hereto as Exhibits A-1 (“Long-Form Notice”) and A-2 (“Short-Form Notice”; the Long-Form Notice and Short Form Notice collectively, the “Settlement Notice”), which shall include the general terms of the Settlement set forth in the Stipulation and the date of the Settlement Hearing as described below.

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3.2        Within ten (10) business days following the Court’s entry of the Preliminary Approval Order, Wells Fargo shall cause the Stipulation and Long-Form Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and publish the Short-Form Notice one time in the national edition of the Wall Street Journal or New York Times. Wells Fargo shall also publish the Stipulation and the Long-Form Notice on an Internet page that Wells Fargo shall create for this purpose, which shall be accessible via a link on the “Investor Relations” page of http://www.wellsfargo.com, the address of which shall be contained in the Settlement Notice.

3.3        The Federal Plaintiff will request that sixty (60) days after the Settlement Notice is given, the Court hold a hearing (the “Settlement Hearing”) to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Federal Action against the Settling Defendants.

3.4        Within five (5) business days after the Court’s entry of the Judgment, the State Plaintiff shall file a notice of dismissal with prejudice in the State Action, and shall use his reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of the State Action.

3.5        Pending the Effective Date, all proceedings and discovery in the Federal Action and the State Action shall be stayed except as otherwise provided herein, and the Settling Parties shall not file or prosecute any other actions or proceedings relating to the Settlement. To the extent necessary, the Settling Parties will take all reasonable steps to maintain the stay of proceedings in the State Action as well.

4.	Releases

4.1        Upon the Effective Date, as defined in ¶1.4, Wells Fargo, current Wells Fargo stockholders and the Plaintiffs (acting on their own behalf and derivatively on behalf of Wells Fargo) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged and dismissed with prejudice the Released Claims against the Released Persons and any and all causes of action or claims (including Unknown Claims) that have

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or could have been asserted in the Actions by Plaintiffs, Wells Fargo or any Wells Fargo stockholder derivatively on behalf of Wells Fargo, or Wells Fargo against the Settling Defendants or the Released Persons, based on the Settling Defendants’ acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions or failures to act related to Wells Fargo’s alleged mass processing and filing of false affidavits and loan ownership documents in home foreclosure and bankruptcy proceedings, its mortgage servicing practices for delinquent loans facing potential foreclosure proceedings, and the March 2011 Proxy Statement through and including the date of execution of this Stipulation. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

4.2        Upon the Effective Date, as defined in ¶1.4, Plaintiffs (acting on their own behalf and derivatively on behalf of Wells Fargo and its stockholders), Wells Fargo, any Person acting on behalf of Wells Fargo, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims against any of the Released Persons or any action or other proceeding against any of the Released Persons arising out of, relating to, or in connection with the Released Claims, the Actions, or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

4.3        Upon the Effective Date, as defined in ¶1.4, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel and all current Wells Fargo stockholders (solely in their capacity as Wells Fargo stockholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

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5.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

5.1        After negotiating the principal terms of the Settlement, Lead Settlement Counsel and Wells Fargo, by and through the Independent Non-Defendant Outside Directors, with the assistance of the Honorable Layn R. Phillips, United States District Judge (Ret.), separately negotiated the attorneys’ fees and expenses the Company would pay to Plaintiffs’ Counsel. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts, Wells Fargo has agreed to pay $16,000,000, subject to court approval (the “Fee and Expense Award”).

5.2        Within five (5) business days following the Court’s issuance of the District Court Approval Order, notwithstanding the existence of any timely filed objections to the Settlement, or potential for appeal therefrom, Wells Fargo shall pay the Fee and Expense Award to Robbins Geller Rudman & Dowd LLP as receiving agent for all Plaintiffs’ Counsel. If, as a result of any further order of the Court or as a result of any appeal, remand, or successful collateral attack, the Effective Date does not occur or if the Fee and Expense Award is not approved or is modified or overturned, in whole or in part, then each and every Plaintiffs’ Counsel who has received a portion of the payment made by Wells Fargo, including any of their successors or assigns, shall be severally responsible for repayment to Wells Fargo of the amount received by them, along with interest at the judgment rate then prevailing in the Northern District of California accruing from the date of payment by Wells Fargo. Lead Settlement Counsel shall be responsible for the allocation of the Fee and Expense Award to Plaintiffs’ Counsel in the Actions, based upon each counsel’s contributions to the prosecution and/or resolution of the Actions. Neither Wells Fargo or other Released Persons shall have any obligations with respect to Plaintiffs’ Counsel’s fees and/or expenses beyond the Fee and Expense Award.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation or Termination

6.1        The Effective Date shall be conditioned on the occurrence of all of the following events:

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(a)        the Independent Non-Defendant Outside Directors of the Wells Fargo Board have approved the Settlement and each of its terms, including the separately negotiated Fee and Expense Award;

(b)        the Court has entered the District Court Approval Order and Judgment, substantially in the forms of Exhibits B and C attached hereto;

(c)        the State Action has been dismissed with prejudice; and

(d)        the Judgment has become Final.

6.2        If any of the conditions specified in ¶6.1 are not met, then the Stipulation of Settlement shall be canceled and terminated subject to the provisions of this ¶6.2, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval. If for any reason the Effective Date does not occur, or if this Stipulation shall terminate, or be cancelled, or otherwise fail to become effective for any reason:

(a)        The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

(b)        All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Actions or in any other action or proceeding; and

(c)        The terms and provisions of the Stipulation, with the exception of the refund provisions of ¶5.2 and ¶6.2 shall have no further force and effect with respect to the Settling Parties and shall not be used in the Federal Action and/or State Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

6.3        No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

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7.	Miscellaneous Provisions

7.1        The Settling Parties (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

7.2        The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Wells Fargo and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon or related to the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation or defense. While the Settling Defendants deny that the claims advanced in the Federal Action and/or the State Action are meritorious, the District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws, including California Code of Civil Procedure §128.7. The Settling Parties further agree that the Released Claims are being settled voluntarily after consultation with competent legal counsel and an experienced mediator.

7.3        Pending the Effective Date, (i) Plaintiffs agree not to initiate any proceedings concerning the Released Claims other than those incident to the settlement itself; and (ii) Wells Fargo and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

7.4        Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons or Wells Fargo; or (b) is or may be deemed to be or may be used as a presumption, admission or evidence of, any liability, fault or omission of any of the Released Persons or Wells Fargo in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal or other forum. Neither this Stipulation nor the Settlement

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shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.5        All agreements made and orders entered during the course of the Federal Action and/or State Action relating to the confidentiality of information or sealing of documents shall survive this Stipulation and the Judgment.

7.6        All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7        This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.8        This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement or understanding pertaining to the Actions and no parole or other evidence may be offered to explain, construe, contradict or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

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7.9        Except as otherwise expressly provided herein, all parties, including all Settling Defendants, their counsel, Wells Fargo and its counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.

7.10      Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

7.11      Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim or any portion thereof or interest therein.

7.12      Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

7.13      Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Stipulation to be performed by such other party.

7.14      The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or pdf counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Federal Court and, thereafter, with the State Court.

7.15      This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy and legal representatives.

7.16      Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the

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Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment and for matters arising out of, concerning or relating thereto

7.17      This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of the State of California without giving effect to that State’s choice-of-law principles.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated April 21, 201 4.

ROBBINS GELLER RUDMAN & DOWD LLP SHAWN A. WILLIAMS AELISH M. BAIG EKATERINI M. POLYCHRONOPOULOS

SHAWN A, WILLIAMS

Post Montgomery Center One Montgomery Street, Suite 1800 San Francisco, CA 94104 Telephone: 415/288-4545 415/288-4534 (fax)

ROBBINS GELLER RUDMAN

    & DOWD LLP

TRAVIS B. DOWNS III

ELLEN GUSIKOFF STEWART

RACHEL L. JENSEN

CHRISTOPHER D. STEWART

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: 619/231-1058

619/231-7423 (fax)

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BARRETT JOHNSTON, LLC GEORGE E. BARRETT DOUGLAS S. JOHNSTON, JR. TIMOTHY L. MILES 217 Second Avenue, North Nashville, TN 37201-1601 Telephone: 615/244-2202 615/252-3798 (fax)

Co-Lead Counsel for Federal Plaintiff City of Westland Police and Fire Retirement System

ROBBINS ARROYO LLP BRIAN J. ROBBINS SHANE P. SANDERS

SHANE P. SANDERS

600 B Street, Suite 1900 San Diego, CA 92101 Telephone: 619/525-3990 619/525-3991 (fax)

Counsel for State Plaintiff Samuel Montini

ARNOLD & PORTER LLP GILBERT R. SEROTA JEREMY T. KAMRAS JOHN T. YOW

GILBERT R. SEROTA

Three Embarcadero Center, 7th Floor San Francisco, CA 94111-4024 Telephone: 415/434-1600 415/677- 6262 (fax)

Attorneys for Defendants John G. Stumpf, Howard I. Atkins, John D. Baker II, John S. Chen, Lloyd H. Dean, Susan E. Engel, Enrique Hernandez, Jr., Donald M. James, Richard D. McCormick, Mackey J. McDonald, Cynthia H. Milligan, Nicholas G. Moore, Philip J. Quigley, Judith M. Runstad, Steven W. Sanger, Susan G. Swenson, and Richard Kovacevich

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WELLS FARGO & COMPANY
BARBARA H. WRIGHT

BARBARA H. WRIGHT

One Wells Fargo Center 32nd Floor, D 1053-300 Charlotte, NC 28202

Attorneys for Nominal Defendant Wells Fargo & Company

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CERTIFICATE OF SERVICE

I hereby certify that on April 30, 2014,1 authorized the electronic filing of the foregoing with the Clerk of the Court using the CM/ECF system which will send notification of such filing to the e-mail addresses denoted on the attached Electronic Mail Notice List, and I hereby certify that I caused to be mailed the foregoing document or paper via the United States Postal Service to the non-CM/ECF participants indicated on the attached Manual Notice List.

I certify under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on April 30, 2014.

/s/ Shawn A. Williams
SHAWN A. WILLIAMS

ROBBINS GELLER RUDMAN & DOWD LLP Post Montgomery Center One Montgomery Street, Suite 1800 San Francisco, CA 94104 Telephone: 415/288-4545 415/288-4534 (fax) E-mail: shawnw@rgrdlaw.com